UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 31, 2022 (August 26, 2022)
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 26, 2022, DENTSPLY SIRONA Inc. (the “Company”) entered into the following agreements (collectively, the “Consent Agreements”):
•Note Purchase Agreement Amendment and Consent, dated as of August 26, 2022, by and among the Company and the noteholders with respect to the Note Purchase Agreement, dated as of December 11, 2015;
•Note Purchase and Guarantee Agreement Amendment and Consent, dated as of August 26, 2022, by and among the Company, Sirona Dental Services GmbH and the noteholders with respect to the Note Purchase Agreement and Guarantee Agreement, dated as of October 27, 2016; and
•Note Purchase Agreement Amendment and Consent, dated as of August 26, 2022, by and among the Company and the noteholders with respect to the Note Purchase Agreement, dated as of June 24, 2019.

Pursuant to the Consent Agreements, the applicable noteholders have agreed to an extension of time for delivery of the Company’s unaudited financial statements for the fiscal quarters ended March 31, 2022 (the “Q1 financials”) and June 30, 2022 (the “Q2 financials”) and the related certificates, until the earlier of (i) November 7, 2022, or (ii) the date the Q2 financials are required to be delivered under the Company’s revolving credit facility with JPMorgan Chase Bank, N.A., as administrative agent, or the date on which the Q2 financials are actually delivered under the revolving credit facility if such delivery occurs earlier than otherwise required. As consideration for granting such consents, each noteholder received a consent fee equal to 0.20% (20 basis points) of the principal amount of the outstanding notes held by such holder.

If the Company is unable to deliver the Q1 and Q2 financials by the date required under its existing debt instruments (after giving effect to any applicable consents and grace periods), such failure would constitute an event of default under such debt instruments, which could also constitute a cross-default with respect to certain of the Company’s other outstanding debt agreements and which may have a material adverse effect on the Company.

The Audit and Finance Committee of the Company’s Board of Directors continues to work diligently with independent counsel and advisors to complete its previously announced investigation as soon as possible, and the Company is working to finalize its financial statements as soon as practicable.

Item 8.01 Other Events.

As previously disclosed, on August 12, 2022, the Company received a notice from The NASDAQ Stock Market LLC (“Nasdaq”) regarding its continued non-compliance with Nasdaq Listing Rule 5250(c)(1), which requires the timely filing of all periodic reports with the Securities and Exchange Commission (the “Commission”). In response, on August 13, the Company submitted an updated plan for compliance with a request to Nasdaq for additional time to demonstrate compliance with the listing rules. Nasdaq has granted the Company an extension of time until November 7, 2022 to regain compliance with the listing rules by filing the Quarterly Reports on Form 10-Q for the periods ended March 31, 2022 and June 30, 2022 with the Commission.

Forward Looking Statements

All statements in this Current Report on Form 8-K that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, including regarding the Company’s internal investigation, and no assurance can be given that such consents or exceptions will be obtained. Such statements are subject to numerous assumptions, risks, uncertainties and other factors, including those described in the section titled “Risk Factors” in Dentsply Sirona’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this Current Report Form 8-K or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DENTSPLY SIRONA Inc.

By:	/s/ Cherée H. Johnson
Cherée H. Johnson
Senior Vice President - Chief Legal
Officer, General Counsel and Secretary

Date: August 31, 2022